Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-126191, 333-135949, 333-143990, 333-151762, 333-160350, 333-171468, 333-178067, 333-187018, 333-189651, 333-192175, 333-196977 and 333-214683) and Form S-3 (File No. 333-219649) of Chesapeake Energy Corporation of our report dated February 22, 2018 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP

Oklahoma City, Oklahoma
February 22, 2018